                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report February 6,2002

                                   FTLA, Inc.
             (Exact name of registrant as specified in its chapter)

         Florida                   333-94265                     061562447
(State or other jurisdiction     (Commission                   (IRS Employer
     of incorporation            File Number)               Identification No.)

    501 West Monroe Street, Springfield Illinois             62701
      (Address of principal executive offices)            (Zip Code)

                           Floran International Inc.
         (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.
Not applicable.

Item 2. Acquisition or Disposition of Assets.
Not Applicable.

Item 3. Bankruptcy or Receivership.
Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.
Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.
On May 9, 2001 the Board of Directors and a majority of the shareholders approved:
A reverse stock split of the Corporation's common stock at a ratio of one (1)
share for one hundred (100) shares; and
A name change to FTLA, Inc.

This 100 for 1 reverse split was effective on October 15, 2001. In connection with the reverse stock split, the Corporation maintained its authorized common stock of 100,000,000.

Item 6. Resignations of Registrant's Directors.

On May 9, 2001, the following persons resigned their positions as directors of the Corporation:
Fred Jaroz
Terry Pancake
Dennis Gordon
Dr. Javid Sheik
G. Brian Thomas
Wolfgang Zwanziger
On May 9, 2001, Fred Jaroz resigned as president and Terry Pancake resigned as
Chief Financial Officer, Secretary and Treasurer.
After the above resignations, Lyndell Parks was the sole remaining director and the sole officer of the Corporation.

Lyndell Parks, the sole officer and director of the Company, is a defendant in a pending enforcement action brought by the United States Securities and Exchange
Commission, and is presently a defendant in a civil action brought by the United
Sates Securities and Exchange Commission,in the United States District Court,
Central District of Illinois, Springfield Division, SEC v Gorsek et al., Case
No. 99-3072 (1999). On or about April 23, 2001, in connection with the above matter an order was entered enjoining Lyndell Parks from violating Section 17(b)
of the Securities Act of 1933, as amended and Section 10(b) and Rule 10(b) 5 of the Securities Exchange Act of 1934. Investors and Shareholders of the common stock of the Company should consider this matter in making any investment decision concerning the Company.

Item 7. Financial Statements and Exhibits.
(a) Not Applicable.
(b) Not Applicable.
(c) Exhibits. None.

Item 8. Change in Fiscal Year.
On April 9, 2001, the Corporation's Board of Directors unanimously approved the change of the Corporation's fiscal year from November 30 to December 31.

Item 9. Regulation FD Disclosure.
Not Applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    FTLA, Inc.
                                                   (Registrant)

Date February 8, 2002                         /s/Lyndell F. Parks
                                                 Lyndell F. Parks